UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 21, 2009
(Date of earliest event reported)
SoftBrands, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-32711

Delaware	41-2021446
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 851-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 21, 2009, SoftBrands, Inc. (“SoftBrands”) executed a Limited Waiver to Credit Agreement (“Limited Waiver”), dated as of July 15, 2009, by and among SoftBrands and it subsidiaries identified on the signature pages thereto, as borrowers, Wells Fargo Foothill, Inc., as administrative agent, and each of the lenders parties thereto. The Limited Waiver waives SoftBrands’ non-compliance with Section 6.12 of SoftBrands’ Credit Agreement with Wells Fargo Foothill, Inc., solely for the periods ending May 31, 2009 and June 30, 2009, which prohibits SoftBrands from owning cash or any other funds in any location outside of the United States or China in an aggregate amount in excess of $5,000,000 at any one time.
A copy of the Limited Waiver is filed as Exhibit 10.27 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Limited Waiver is qualified in its entirety by reference to the full text of the Limited Waiver.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.27	Limited Waiver to Credit Agreement, dated as of July 15, 2009, by and among SoftBrands, Inc. and it subsidiaries identified on the signature pages thereto, as borrowers, Wells Fargo Foothill, Inc., as administrative agent, and each of the lenders parties thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTBRANDS, INC.
By:	/s/ Gregg A. Waldon
Gregg A. Waldon
Senior Vice President and Chief Financial Officer

Date: July 23, 2009

EXHIBIT INDEX

Exhibit
Number	Description
10.27	Limited Waiver to Credit Agreement, dated as of July 15, 2009, by and among SoftBrands, Inc. and it subsidiaries identified on the signature pages thereto, as borrowers, Wells Fargo Foothill, Inc., as administrative agent, and each of the lenders parties thereto.